 REFLECT SCIENTIFIC, INC.

2007 EQUITY INCENTIVE PLAN

1. PURPOSES.

(a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to benefit from increases in value of the Stock of the Company through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, and (iii) Restricted Shares, all as defined below.

(b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, or (ii) Restricted Share granted pursuant to Section 7 hereof.  All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2. DEFINITIONS.

(a) “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

(e) “Company” means Reflect Scientific, Inc., a Utah corporation.

(f) “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term “Consultant” shall not include consultants who raise equity funding for the Company or Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors or as Employees of the Company or its Affiliate.

(g) “Continuous Status as an Employee, Director or Consultant” means the employment or relationship as a Director or Consultant is not interrupted or terminated.  The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of:  (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company and Affiliates or their successors.

(h) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(i) “Director” means a member of the Board [or a member of the board of directors of an Affiliate].

(j) “Disability” means "Permanent and Total Disability" as such term is defined in Sections 422(e)(3) of the Code, or any successor Code provisions relating to ISOs.

(k) “Disinterested Person” means a Director:  who either (i) was not during the one year prior to service as an administrator of the Plan granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any Affiliate entitling the participants therein to acquire equity securities of the Company or any Affiliate except as permitted by Rule 16b-3(c)(2)(i); or (ii) is otherwise considered to be a “disinterested person” in accordance with Rule 16b-3(c)(2)(i), or any other applicable rules, regulations or interpretations of the Securities and Exchange Commission.

(l) “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company.  Neither service as a Director nor payment of a director’s fee by the Company [or an Affiliate] shall be sufficient to constitute “employment” by the Company [or an Affiliate].

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of the common stock of the Company determined as follows:

(o) If the common stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market System or the Nasdaq SmallCap Market of the Nasdaq Stock Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

(1) If the common stock is quoted on the Nasdaq National Market System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

(2) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

(p) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(q)  “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s) “Option” means a stock option granted pursuant to the Plan.

(t) “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant.  Each Option Agreement shall be subject to the terms and conditions of the Plan.

(u) “Optionee” means an Employee, Director or Consultant who holds an outstanding Option.

(v) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time, and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(w) “Plan” means this  Reflect Scientific, Inc.’s 2007 Equity Incentive Plan.

(x) “Restricted Share” means a Share of stock awarded pursuant to Section 7 of the Plan.

(y) “Rule 16b-3” means Rule 16b-3 of the Exchange Act, as amended or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(z) “Stock” means one share of common stock of the Company.

(aa) “Stock Award” means any right granted under the Plan, including any Option  and any Restricted Share award.

(bb) “Restricted Stock Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms, conditions and restrictions pertaining to such Restricted Share.  Each Restricted Stock Agreement shall be subject to the terms and conditions of the Plan.

(cc) "Tax Withholding Date" shall mean the earliest date the obligation to withhold tax with respect to an Award arises.

3. ADMINISTRATION.

(a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Share, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Stock pursuant to a Stock Award and the number of shares with respect to which a Stock Award shall be granted to each such person.

(2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(3) To amend the Plan or a Stock Award as provided in Section 14.

(4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

(c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the “Committee”), all of the members of which Committee shall be Disinterested Persons and may also be, in the discretion of the Board, Outside Directors.  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.  Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to avoid the application of Section 162(m) of the Code.

(d) Any requirement that an administrator of the Plan be a Disinterested Person shall not apply if the Board or the Committee expressly declares that such requirement shall not apply.  Any Disinterested Person shall otherwise comply with the requirements of Rule 16b-3, as amended.

4. SHARES SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 13 relating to adjustments upon changes in Stock, the Stock that may be issued pursuant to Stock Awards may be authorized but unissued shares or treasury shares and shall not exceed in the aggregate six million shares (6,000,000) of the Company’s Stock, plus the additional Stock described in Section 4(b).  If any Options are forfeited or terminated for any other reason before being exercised, then the corresponding Stock shall again become available for the grant of Options or Restricted Shares under the Plan.  If Restricted Shares or Stock issued upon the exercise of Options are forfeited, then such Stock shall again become available for the grant of Nonstatutory Stock Options and Restricted Shares under the Plan.  The aggregate number of shares of Stock that may be issued under the Plan upon the exercise of Incentive Stock Options shall not be increased when Restricted Shares of other Stock are forfeited

(b) As of January of each year commencing in the year 2008, the aggregate number of shares of Company Stock that may be awarded under the Plan as provided in Section 4(a) shall automatically increase by a number equal to the lesser of (i) 5% of the total number of shares of Stock outstanding, minus the number of shares of Stock previously authorized for award under Section 4(a) at the close of the preceding calendar year or (ii) five hundred thousand (500,000) shares of Stock.

(c) The Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. ELIGIBILITY.

(a) Incentive Stock Options may be granted only to Employees.  Stock Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants.

(b) A Director shall not be eligible for the benefits of the Plan unless at both the time  the Director is selected to receive the grant of Stock Awards, or the number of shares to be covered by such Stock Awards is determined:  (i) the Board has delegated its discretionary authority over the Plan to a Committee which consists solely of Disinterested Persons; or (ii) the Plan otherwise complies with the requirements of Rule 16b-3, as amended.  This subsection 5(b) shall not apply if the Board or Committee expressly declares that it shall not apply

(c) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(d) Subject to the provisions of Section 13 relating to adjustments upon changes in Stock, no person shall be eligible to be granted Options covering more than One Hundred Thousand (100,000) shares of the Company’s Stock in any calendar year.

6. OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term.  No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Price.  The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Stock subject to the Option on the date the Option is granted.  The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Stock subject to the Option on the date the Option is granted.

(c) Consideration.  The entire exercise price of Stock acquired pursuant to exercise of an Option shall be payable, to the extent permitted by applicable statutes and regulations, in cash or cash equivalent except as follows:

(1) In the case of an Incentive Stock Option granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable  Option Agreement.  The applicable Option Agreement may specify that payment may be made in any form(s) described in this Section 6(c).

(2) In the case of a Nonstatutory Stock Option, the Board or Committee may at any time accept payment in any form(s) described in this Section 6(c).

(i) Surrender, Assigning or Attesting of Stock. To the extent that this Section 6(c)(i) is applicable, all or any part of the exercise price may be paid by surrendering, or attesting to the ownership of, Stock that is already owned by the Optionee.  Such Stock shall be valued at its Fair Market Value on the date when the new Stock is purchased under the Plan.  The Optionee shall not surrender or attest to the ownership of Stock in payment of the exercise price if the Optionee has not owned the Stock for at least 6 months prior to the date of exercise or the proffered Stock was acquired by exercise of an option.

(ii) Exercise/Sale.  To the extent that this Section 6(c)(2)(ii) is applicable, all or any part of the exercise price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Company in order to cover the exercise price and applicable withholding taxes not paid in cash or as prescribed in Sections 6(c)(2)(i) or (iii).

(iii) Exercise/Pledge.  To the extent that this Section 6(c)(2)(iii) is applicable, all or any part of the exercise price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Stock being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in order to cover the exercise price and applicable withholding taxes not paid in cash or as prescribed in Sections 6(c)(2)(i) or (ii).

(d) Transferability.  An Incentive Stock Option shall not be sold, pledged, assigned, hypothecated, transferred or disposed of  except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee. A Nonstatutory Stock Option shall not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than to the extent provided in the Option Agreement.  If the Option Agreement does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee.  Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

(e) Vesting.  For purposes of this Section 6 of Plan, the term “vest” or “vesting” shall mean with respect to any Option, that such Option may be exercised.  Prior to vesting, such Option is not eligible to be exercised.  Unless otherwise specified in the Option Agreement, the Option will vest two (2) years from the date of grant.  The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.  The total number of shares of Stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may vest with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised.

(f) Termination of Employment or Relationship as a Director or Consultant.  In the event an Optionee’s Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee’s death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee’s Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the original term of the Option as set forth in the Option Agreement.  If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan.  If, after termination, the Optionee does not exercise his or her Option within the time specified in the this Plan or the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(g) Disability of Optionee.  In the event an Optionee’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee’s Disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the original term of the Option as set forth in the Option Agreement.  If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan.  If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(h) Death of Optionee.  In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee’s Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee’s death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the original term of such Option as set forth in the Option Agreement.  If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan.  If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

7. Restricted Share.

(a) Restricted Stock Agreement.  Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company.  Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.  Restricted Shares shall not be sold, transferred by gift, hypothecated, or otherwise transferred or disposed of by the Stock Award recipient prior to the date when recipient shall become vested in such Restricted Stock pursuant to Section 7(b) of this Plan, or the terms of the individual Restricted Stock Agreement, and such Stock shall constitute “Restricted Shares” for purposes of this Plan until such date.  Any attempt to transfer Restricted Shares in violation of this Section 7(b) shall be null and void and shall be disregarded by the Company.

(b) Vesting.  For purposes of this Section 7 of Plan, the term “vest” shall mean with respect to any Restricted Share, that such Stock is no longer subject to restrictions on transfer set forth in Section 7(b) of this Plan or the terms of the Restricted Stock Agreement.  If the recipient would become vested in any fraction of a share of Stock on any vesting date, such fractional share shall not vest and shall remain a Restricted Share until recipient becomes vested in the entire share of Stock.  Unless otherwise specified in the Restricted Stock Agreement, each Award of Restricted Shares shall vest two (2) years from the date of award, if the recipient still serves in Continuous Status as an Employee, Director or Consultant as of such vesting date.    The Committee may specify in the Restricted Stock Agreement specific conditions upon which vesting is conditioned.  The Committee may include among such conditions the requirements that the performance of the Company or a business unit of the Company for a specific period of  one or more years equal or exceed a target determined by the Committee.  Such performance target, if any, shall be based upon objective criteria determined in advance by the Committee.  Satisfaction of such performance target shall be determined and certified by the Committee prior to vesting in the Restricted Shares.  A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.  The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change of Control occurs with respect to the Company.  Failure to vest in Restricted Shares shall result in forfeiture of such Restricted Shares and any and all right to voting, dividends or other shareholder rights shall permanently cease.

(c) Voting and Dividend Rights.  The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders.  A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares.  Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

8. CANCELLATION AND RE-GRANT OF OPTIONS.

(a) The Board or Committee shall have no authority to reprice any outstanding option.  The Board or Committee shall have the authority to effect, from time to time, with the consent of the affected holders of Options, the cancellation of any outstanding Options issued under the Plan. Provided however, that no such agreed cancellation shall occur within six (6) months following a grant of options to the same holder of options for which cancellation is proposed.  The Board or Committee shall have no authority within six (6) months after any such agreed cancellation, as provided for under this Section 8(a), to grant to the same holders of options any new Options under the Plan covering the same or different numbers of shares of Stock.

(b) Shares subject to an Option canceled under this Section 8 shall continue to be counted against the maximum award of Options permitted to be granted pursuant to subsection 5(d) of the Plan.  The provisions of this subsection 8(b) shall be applicable only to the extent required by Section 162(m) of the Code.

9. COVENANTS OF THE COMPANY.

(a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Stock required to satisfy such Stock Awards.

(b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Stock upon exercise of the Stock Award; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award or any Stock issued or issuable pursuant to any such Stock Award.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Stock upon exercise of such Stock Awards unless and until such authority is obtained.

10. USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Stock pursuant to Stock Awards shall constitute general funds of the Company.

11. MISCELLANEOUS.

(a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest pursuant to subsection 6(e) or 7(b), notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Neither an Employee, Director or Consultant nor any person to whom a Stock Award is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.  Further, neither an Employee, Director or Consultant nor any person to whom Restricted Stock is transferred under subsection 7(a) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Restricted Stock except as such is specifically set forth in Section 7(c), unless and until such person has satisfied all requirements for vesting of the Restricted Stock pursuant to the terms of the Restricted Stock Agreement.

(c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or other holder of Stock Awards with or without cause.

(d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred pursuant to subsection 6(d), as a condition of exercising or acquiring Stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the Stock subject to the Stock Award for such person’s own account and not with any present intention of selling or otherwise distributing the Stock.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on Stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Stock.

12. WITHHOLDING OF TAXES

The Company will, if required by applicable law, withhold Federal, state and/or local taxes in connection with the exercise or vesting of a Stock Award. Unless otherwise provided in the applicable Agreement, each Optionee may satisfy any such tax withholding obligation by any of the following means, or by a combination of such means: (i) a cash payment; (ii) by delivery to the Company of already-owned Shares which have been held by the individual for at least six months having a Fair Market Value, as of the Tax Withholding Date, sufficient to satisfy the amount of the withholding tax obligation arising from an exercise or vesting of a Stock Award; (iii) by authorizing the Company to withhold from the Shares otherwise issuable to the individual pursuant to the exercise or vesting of a Stock Award, a number of shares having a Fair Market Value, as of the Tax Withholding Date, which will satisfy the amount of the withholding tax obligation; or (iv) by a combination of such methods of payment.  If the amount requested is not paid, the Company may refuse to satisfy the Stock Award.

13. ADJUSTMENTS UPON CHANGES IN STOCK.

(a) If any change is made in the Stock subject to the Plan, or subject to any Stock Award (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person during any calendar year pursuant to subsection 5(d), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of Stock subject to such outstanding Stock Awards.

(b) In the event of:  (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law:  (i) any surviving corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect.  In the event any surviving corporation refuses to assume or continue such Stock Awards, or to substitute similar options for those outstanding under the Plan, then, with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants, the time during which such Stock Awards may be exercised shall be accelerated and the Stock Awards terminated if not exercised prior to such event.

(c) Notwithstanding any other provision of this Plan, with respect to any Covered Service Provider, if such Covered Service Provider’s continuous service with the Company or an Affiliated Entity is terminated by a Covered Termination within eighteen (18) months of the date of the Change in Control, then any Stock Awards held by such Covered Service Provider shall immediately become fully vested and exercisable, and any repurchase right by the Company or any Affiliated Entity with respect to any shares of Stock covered by such Stock Awards shall immediately lapse.

For purposes of this subsection 12(c), “Change in Control” means: (i) a dissolution or liquidation of the Company; (ii) a sale of all or substantially all of the assets of the Company; (iii) a merger or consolidation in which the Company is not the surviving corporation and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors has changed; (iv) a reverse merger in which the Company is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors has changed; (v) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, or; (vi) in the event that the individuals who, as of the date of the adoption of this provision, are members of the Company’s Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least fifty percent (50%) of the Board of Directors.  (If the election, or nomination for election by the Company’s stockholders, of any new director is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board).

For purposes of this subsection 12(c), “Covered Service Provider” means all employees of the Company or an Affiliated Entity, members of the Board of Directors of the

Company or an Affiliated Entity, and selected consultants providing significant services to the Company or an Affiliated Entity as of the occurrence of a transaction or event constituting a Change in Control.

For purposes of this subsection 12(c), “Covered Termination” means either an involuntary termination without “Cause” or a “ Constructive Termination.”

For purposes of this subsection 12(c), “Cause” means the occurrence of any of the following (and only the following): (i) conviction of the Covered Service Provider of any felony involving fraud or act of dishonesty against the Company or any Affiliated Entity; (ii) conduct by the Covered Service Provider which, based upon good faith and reasonable factual investigation and determination of the Company (or, if the Covered Service Provider is a named executive officer  as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission, of the Board of Directors of the Company), demonstrates gross unfitness to serve; or, (iii) intentional, material violation by the Covered Service Provider to the Company or any Affiliated Entity, provided that in the event that any of the foregoing events is capable of being cured, the Company shall provide written notice to the Covered Service Provider describing the nature of such event and the Covered Service Provider shall thereafter have thirty (30) days to cure such event.  In addition, if the Covered Service Provider is not a corporate officer of the Company, “Cause” shall also include poor performance of the Covered Service Provider’s services for the Company or any Affiliated Entity as determined by the Company following (A) written notice to the Covered Service Provider describing the nature of such deficiency and (B) the Covered Service Provider’s failure to cure such deficiency within thirty (30) days following receipt of such written notice.

For purposes of this subsection 12(c), “Constructive Termination” means that a Covered Service Provider who is a corporate officer of the Company or an Affiliate (i.e., an employee of the Company or an Affiliate holding the title of Vice President or higher) voluntarily terminates his or her service after any of the following are undertaken without the Covered Service Provider’s express written consent: (i) the assignment to the Covered Service Provider of any duties or responsibilities which result in any diminution or adverse change of the Covered Service Provider’s position, responsibility, authority, status, circumstances or scope of service as in effect immediately prior to a Change in Control of the Company, or a change in the Covered Service Provider’s titles or offices as in effect immediately prior to a Change in Control of the Company, or any removal of the Covered Service Provider from or any failure to reelect the Covered Service Provider to any of such positions, except in connection with the termination of the Covered Service Provider’s service on account of death, disability, retirement, for Cause, or any voluntary termination of service by the Covered Service Provider other than Constructive Termination; (ii) a reduction by the Company in the Covered Service Provider’s annual base compensation; (iii) any failure by the Company to continue in effect any benefit plan or arrangement, including incentive plans or plans to receive securities of the Company, in which the Covered Service Provider is participating at the time of a Change in Control of the Company (hereinafter referred to as “Benefit Plans”), or the taking of any action by the Company which would adversely affect the Covered Service Provider’s participation in or reduce the Covered Service Provider’s benefits under any Benefit Plans or deprive the Covered Service Provider of any fringe benefit enjoyed by the Covered Service Provider at the time of a Change in Control of the Company, provided, however, that the Covered Service Provider may not incur a

Constructive Termination following a Change in Control of the Company if the Company offers a range of benefit plans and programs which, taken as a whole, are comparable to the Benefit Plans; (iv) a relocation of the Covered Service Provider or the Company’s offices to a location more than twenty five (25) miles from the location at which the Covered Service Provider performed his or her duties prior to a Change in Control of the Company, except for required travel by the Covered Service Provider on the Company’s or any Affiliated Entity’s business to an extent substantially consistent with the Covered Service Provider’s business travel obligations at the time of a Change in Control of the Company; (v) any breach by the Company of any provision of this agreement; or, (vi) any failure by the Company to obtain the assumption of this agreement by any successor or assign of the Company.

14. AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) The Board at any time, and from time to time, may amend the Plan.  However, except as provided in Section 12 relating to adjustments upon changes in Stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i) Increase the number of shares reserved for Stock Awards under the Plan;

(ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3, as amended.

(b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

(e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

15. TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier.  No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

16. EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.